Creating a Regional Leader
A Compelling Combination
29 August 2011
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shareholders, if any, have been prepared in accordance with accounting standards that may not be comparable to the financial statements of United States companies.
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You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.
Exhibit 99.10

Disclaimer
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Agenda
 Executive Summary

 Compelling Strategic Rationale

 Substantial Value Creation

 Enhanced Capital Buffer

 Corporate Governance
5
 Closing Remarks
6

1. Executive Summary

Leading bank in Greece with the #1 position across all major banking segments
Enhanced capital buffer through a comprehensive c.€3.9bn capital equivalent plan
Top 25 Eurozone bank with combined pre-provision income in excess of €3.0bn in FY2010 pro-forma for fully phased synergies
Shared values of client centric model, commitment to excellence and dedicated personnel
Leading bank in the SEE region with a top 3 position in key markets
Diversified shareholder base with Paramount1 as a core investor
Substantial value creation for shareholders through c.€3.4bn NPV of synergies
Alpha and Eurobank - Creating a Leading Regional Bank
___________________________
Note: 1. Paramount Services Holding Limited (“Paramount”), a core shareholder of Alpha, is a company representing the business interests of the most prominent family in Qatar.

Transaction Summary
Transaction
Terms
— Merger of Equals
— 5 new Alpha shares for 7 Eurobank shares
— Resulting shareholder split post merger: 57.5% Alpha and 42.5% Eurobank
Estimated
Pro Forma
Shareholding
— Costopoulos family and Latsis family interests to have c.4% and c.13% ownership1 respectively in the Combined Entity
— Paramount to have c.17% ownership1 in the Combined Entity
Capital
Strengthening
Plan
— Enhanced capital buffer through:
 — Strong pre-provision income generation in excess of €3.0bn in FY2010 pro-forma for the fully phased synergies
 — Capital generation equivalent to c.€2.1bn through internal measures
 — €500m Mandatory Convertible Note to be subscribed by Paramount
 — €1.25bn Rights Issue upon completion of the merger
Significant
Synergies
— Total of €650m pre-tax fully phased synergies per annum achievable within 3 years:
 — €560m of operating and funding cost synergies (c.85% of total synergies)
 — €90m of revenue synergies (c.15% of total synergies)
— Present Value of synergies net of implementation cost equal to c.€3.4bn
— Customary regulatory approvals as well as competition authorities approval
— Shareholders approval at Alpha and Eurobank EGMs2
Key Conditions
and Approvals
___________________________
Note: 1. Assumptions: post all capital measures, proportional participation in the Rights Issue, based on closing price as of 26 August 2011. 2. The transaction is expected to be implemented by way of a merger by absorption of Eurobank by Alpha in accordance with Greek law 2515.

Expected Timetable
— Transaction announcement
— Alpha and Eurobank Q2 results announcements
— Approval of merger plan by Ministry of Development
— Approval received by respective EGMs
— Completion of merger — Shares of new entity commence
 trading
— Rights Issue
— Issuance of Mandatory Convertible Note
29 Aug. 2011
Early October
November
Mid-December
H1 2012

2. Compelling Strategic Rationale

Regional Leader with European Scale
#23 position
in the Eurozone
___________________________
Notes: 1. Data pro-forma for the disposal of Eurobank’s Polish operations and absorption of DIAS Investment Fund. 2. Including Greek Government Preference Shares. 3. Pro forma for equity raisings announced and fully committed between 31st December 2010 and 30th April 2011. Core Tier 1 ratio as defined by the Bank of Greece on an EBA basis including
Government Preference Shares and after deducting goodwill.
1

Creation of the Leading Greek Bank
Retail Banking
Corporate Banking
Wealth Management
Global Markets
— Mortgages
— Deposits
— Consumer Credit
— Number of Branches
— Corporate Loans
— Factoring
— Leasing
— Asset Management
— Private Banking
— Insurance
— Investment Banking
— Treasury Sales
— Equity Brokerage
The Combined Entity will have a #1 position in all banking segments
Ranking by Greek Gross Customer Loans FY2010 (€bn)
Ranking by Greek Customer Funds FY2010 (€bn)
4th
5th
8th
2nd
6th
1st
7th
3rd
1st
4th
5th
8th
2nd
6th
1st
7th
3rd
1st

Leading SEE Bank with Top 3 Positions in Key Markets
Country1
Ranking by Total Assets in Key SEE Countries (€bn) - FY20104
Key Metrics by Country
11%
Market share:
13%
Market share:
11%
Market share:
9%
Market share:
___________________________
Source: Company financials, data as of 1Q 2011 unless otherwise noted. IMF, European Federal Bank, Association of Cypriot Banks.
Notes: 1. Market share and ranking based on gross loans on FY2010 data in Romania, Bulgaria and Serbia. Data for Cyprus based on total assets FY2010. Figures are computed on a comparable basis. 2. Data as of FY2010. 3. Excluding Eurobank’s Polish operations. 4. Ranking based on total assets in Romania, Bulgaria, Serbia and Cyprus only.
Total SEE (including Albania, FYROM, Turkey and Ukraine)

3. Substantial Value Creation

Transaction Synergies Overview
650
Fully Phased
Synergies
Operating Costs	33%	67%	100%
Funding Costs	40%	80%	100%
Revenue	20%	60%	100%
Synergy Segmentation and Phasing (€m)
Benchmarking Against Comparable In-Market Transactions
n.a.
— €450m total pre-tax implementation cost
— Expected to be incurred and charged through 2012 and 2013
Implementation Costs
NPV(€bn)¹
1.72
1.2
0.5
3.4
n.a.
___________________________
Source: Company information
Notes: 1. NPV assumptions: Discount rate of 12%, tax rate of 20%, 0% terminal growth. 2. Net of post-tax implementation costs.
Estimated Run-Rate Synergies of €650m per annum delivered within 3 years

Operating Cost Synergies Breakdown
Fully Phased Operating Cost Synergies of €350m per annum
IT and back
office
(€60m)
— Migration to a single IT platform
— Merger of Data Centers
— Rationalisation of IT investments and projects
— Economies of scale in IT maintenance and support functions
Central
functions
(€90m)
Platform
optimisation
(€120m)
— Optimization of branch network deployment
— Adoption of internal best practices across business units
— Consolidation of call centers, product factories and other CRM functions
— Merger of the alternative distribution platforms
International
subsidiaries
(€80m)
— Optimization of branch network deployment
— Streamline head-office functions
— Leveraging off product factories and market costs
— Streamline duplicated functions
— Optimization of real-estate expenses and procurement costs
— Reduction of duplicated marketing budgets and professional fees
23%
17%
26%
34%
As % of Operating
Cost Synergies

Funding Cost Synergies Breakdown
Significant Funding Cost Synergies both in Greece and SEE (€m)
Deposit
Re-pricing
Improved Deposit
Gathering
Enlarged
Network Benefits
Total
— Convergence of Eurobank pricing to Alpha’s levels and marginal improvement on the overall deposit base
— More attractive franchise for depositors
— Leading network positions in Romania, Bulgaria and Serbia to improve deposit collection efficiency
Greece
SEE
+
=
Total

Key Steps of Integration Plan
— Well crafted 3-phase integration plan
— Synergies fully phased over 3 years
— Key building blocks of integration plan:
 Pre-Closing
 Phase
 — Divisional teams with members from both banks to prepare detailed integration plan
 — Separate steering committee to oversee process and coordinate management boards
 Core
 Implement-
 ation Phase
 — Front office integration and homogenisation of core products
 — Prepare back office optimisation (i.e. IT client base, internal procedures)
 — Integration of Greek distribution networks and product factories
 — Integration of international operations
 Post-Merger
 Phase
 — Integration of IT infrastructure
 — Customer & other data migration
 — Consolidation of other procedures (i.e. risk management, internal audit)
Extensive Integration Track Record in Successful and Cost Effective M&A

Extensive Integration Track Record
Record Time IT Integration - Key events
• April 1999:
• May 1999:
• December 1999:
• February 2000:
• April 2000:
• June 2000:
• August 2000:
Project Initiation
Launch of Aristoteles Project/New platform
Roll-out of new platform to 50 Ionian branches
All Ionian branches in new platform
Alpha customers serviced by Ionian branches
Ionian customers serviced by Alpha branches
Full service of all customers by all branches
400 Strong Branch Network Integration
— Relocation of 62 branches
— Opening of 43 new branches
— Redesigning of Ionian/Alpha branches
— Implementation costs: €17m
— Costs recouped through real estate sales: €34m
• 1996
• 1998
• 1999
• 1999
• 2002
Interbank Credit Lyonais
Creta Bank
Bank of Athens
Ergobank
Telesis
Multiple Greek Platforms Integration
Alpha - Ionian Integration: A Case Study
Eurobank’s 5 banks roll-up 1995 - 2003

4. Enhanced Capital Buffer

Clearly Defined Capital Buffer Enhancement Plan
Mandatory
Convertible
Note
— Issuance of non pre-emptive Mandatory Convertible Note for €500m, concurrently with the Rights Issue
— To be fully subscribed by Paramount
Rights
Issue
— €1.25bn Rights Issue to commence upon merger completion assuming normalised market conditions
Internal Capital
Generation Plan
— Clearly defined plan of internal measures estimated to generate the equivalent of c.€2.1bn of additional Core Tier I capital through:
 — Disposal of non-core assets including Eurobank Turkish subsidiary
 — Deleveraging and balance sheet management
 — Conversion of an existing Tier I instrument into pure equity: €350m
 — Group-wide application of Eurobank IRB methodology
CT1
Impact
+2.6%
+0.5%
+1.5%

Internal and external capital
measures provide a sizeable capital buffer
14.0%
+0.5%
+0.4%
+2.2%
12.4%
+1.5%
10.6%
(1.3%)
RWA (€bn):  92.6
Core Tier I¹ (€bn):  9.8
+0.5
+0.35
+0.7
(11.3)
10.1
81.2
+1.25
11.3
81.2
(1.2)
10% CT 1 target
set by the BoG
€0.5bn
€1.9bn
Pro-forma Core Tier 1 ratio (€bn) (H1 2011)1
€3.2bn
Asset
Disposals
RWA
optimisation
Deleveraging
Balance sheet
management
___________________________
Source: Company information
Note: 1. Core Tier 1 ratio as defined by the Bank of Greece on an EBA basis including Greek Government Preference Shares and after deducting goodwill.

Mandatory Convertible Note

Key terms
● Securities
● Issue size:
● Tenor:
● Conversion into
 ordinary shares of
 Combined Entity:
● Conversion price:

● Coupon:
Mandatory Convertible Note
€500 million
3 years
Mandatory conversion at maturity
Voluntary conversion prior

€1.70 per share (20% discount to Combined Entity
pro-forma share price as of 26 August 2011)
10% per annum
— Strong support from
 Paramount
— Cornerstone investor of the
 Combined Entity
— Core Tier 1 qualifying
 instrument

Well Diversified Shareholder Base
Paramount2: 17%3
✓ Diversified shareholders base underpinned by 3 core
 shareholders representing the interests of the
 Costopoulos family, the Latsis family and Paramount;
 each of which supports the merger and the capital
 plan
✓ Free float consisting of retail and institutional
 shareholders to remain above 50%, even after the
 execution of non pre-emptive capital measures
✓ The merger is likely to increase the Combined Entity’s
 weighting in key international indices
Costopoulos
Family 4%
Latsis
Family
interests
13%
Institutional
Investors:
30%
Retail Investors (incl.
Eurobank Tier 1
conversion)
36%
New Core Investor
— Funds from prominent capital family in Qatar
— Continuous commitment to Greece
— Proven track-record in pursuing international
 investments
Pro-Forma Shareholder Base
(5 new Alpha shares for 7 Eurobank shares)1
___________________________
Source: Company information
Notes: 1. Assumptions: post all capital measures, proportional participation in the Rights issue, based on closing price as of 26 August 2011. 2. Paramount Services Holding Limited ("Paramount"),
a core shareholder of Alpha, is a company representing the business interests of the most prominent family in Qatar. 3. c.15% through the Mandatory Convertible Note.

5. Corporate Governance

Corporate Governance
— The Chairman of the Board of Directors and of the Executive Committee
 will be Mr. Yannis Costopoulos
— The Board of Directors will comprise:
 — The Chairman and two Co-CEOs
 — The other members will all be non-executive, including
 representatives from Alpha and Eurobank current Board of
 Directors
— The combined management team will be led by two Co-CEOs
 — Mr. Demetrios Mantzounis, who will be in charge of Control and
 Central Functions
 — Mr. Nicholas Nanopoulos, who will be in charge of Business Functions
— Joint management team with extensive experience of business integration and development
 Board of
 Directors
 Senior
 Executive
 Management

6. Closing Remarks

Closing Remarks
Leading bank in Greece with the #1 position across all major banking segments
Enhanced capital buffer through a comprehensive c.€3.9bn capital equivalent plan
Top 25 Eurozone bank with combined pre-provision income in excess of €3.0bn in FY2010 pro-forma for fully phased synergies
Shared values of client centric model, commitment to excellence and dedicated personnel
Leading bank in the SEE region with a top 3 position in key markets
Diversified shareholder base with Paramount as a core investor
Substantial value creation for shareholders through c.€3.4bn NPV of synergies